UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 19, 2016

Date of Report (Date of earliest event reported)

ADAIAH DISTRIBUTION INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55369	90-1020141
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Poruka iela 3 Madona LV- 4801 Latvia	4801
(Address of principal executive offices)	(Zip Code)

(775) 375-5240

Registrant’s telephone number, including area code

_______________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDEMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On September 19, 2016, the Company filed Articles of Amendment to its Articles of Incorporation with the Nevada Secretary of State whereby it amended its Articles of Incorporation by (i) decreasing the Company’s authorized number of shares of common stock from 750 million to 750,000, and (ii) decreasing the Company’s total issued and outstanding shares of common stock by conducting a reverse split of such shares at the rate of one (1) share for every one thousand (1,000) share currently issued and outstanding (the “Reverse Split”).

The Company intends to file an Issuer Company-Related Action Notification Form with FINRA requesting that the aforementioned reverse split be effected in the market.  The Company expects to file such Notification on September 21, 2016

The Company chose to conduct this corporate restructuring to reduce the Company’s common share market capitalization and contribute to strengthening its overall financial position. The Company believes that it is now better positioned to execute its growth plan and take advantage of any potential strategic partnerships that could assist it in achieving its long-term goals.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAIAH DISTRIBUTION INC.

Date: September 20, 2016	By:	/s/ Nikolay Titov
Nikolay Titov
President, Chief Executive Officer, Chief Financial Officer

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